Chemtura Announces Planned Retirement of CFO

MIDDLEBURY, CT - December 14, 2006 - Chemtura Corporation (NYSE: CEM) announced that Karen R. Osar, executive vice president and chief financial officer, has announced her intention to retire on or about March 31. The company has commenced a process to name her successor and expects to make an announcement during the first quarter.

“Karen has made many significant contributions since joining this organization in 2004, including engineering an essential debt restructuring as her first order of business,” said Robert Wood, chairman and chief executive officer. “We will miss her financial and strategic acumen but respect her decision to spend more time on family and outside board activities and appreciate that she is working closely with us on transition. She leaves with our gratitude and best wishes.”

Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.